Exhibit 99.1

Clearway Energy, Inc. Reports Second Quarter 2021 Financial Results

•2Q21 results in-line with seasonal expectations
•Committed investments with 2H21 COD targets remain on track for closing by year end
•Maintaining 2021 CAFD guidance and pro forma CAFD outlook
•Increasing the quarterly dividend by 1.7% to $0.3345 per share in the third quarter of 2021; On track to achieve the upper end of 5-8% annual growth target by year end

PRINCETON, NJ — August 3, 2021— Clearway Energy, Inc. (NYSE: CWEN, CWEN.A) today reported second quarter 2021 financial results, including Net Income of $32 million, Adjusted EBITDA of $365 million, Cash from Operating Activities of $194 million, and Cash Available for Distribution (CAFD) of $155 million.

"Clearway’s near-term outlook remains on track as the Company’s diversified platform delivered second quarter financial results in-line with seasonal expectations. Additionally, our sponsor, Clearway Group remains on target to have the remaining 2021 construction projects achieve COD by the end of the year," said Christopher Sotos, Clearway Energy, Inc.’s President and Chief Executive Officer. "In regard to the Company’s long-term outlook, we continue to focus on the re-contracting of the California natural gas assets with further progress expected in the third quarter. We also continue to partner with our sponsor on setting the foundation for future growth investments and are pleased to see further advancement on the next co-investment opportunity of an over 1 GW portfolio of wind and solar projects as well as an expansion in its renewable development pipeline by over 6 GW since last quarter. Clearway continues to be well positioned to achieve its 5% to 8% annual dividend growth objective over the long-term.”

Adjusted EBITDA and Cash Available for Distribution used in this press release are non-GAAP measures and are explained in greater detail under “Non-GAAP Financial Information” below.

Overview of Financial and Operating Results

Segment Results

Table 1: Net Income/(Loss)

($ millions)	Three Months Ended		Six Months Ended
Segment	6/30/21	6/30/20	6/30/21	6/30/20
Conventional	40	31	73	49
Renewables	27	54	(29)	(60)
Thermal	6	1	10	3
Corporate	(41)	(10)	(98)	(23)
Net Income/(Loss)	$32	$76	$(44)	$(31)

Table 2: Adjusted EBITDA

($ millions)	Three Months Ended		Six Months Ended
Segment	6/30/21	6/30/20	6/30/21	6/30/20
Conventional	96	96	183	186
Renewables	257	214	360	340
Thermal	19	12	36	29
Corporate	(7)	(6)	(16)	(14)
Adjusted EBITDA	$365	$316	$563	$541

Table 3: Cash from Operating Activities and Cash Available for Distribution (CAFD)

	Three Months Ended		Six Months Ended
($ millions)	6/30/21	6/30/20	6/30/21	6/30/20
Cash from Operating Activities	$194	$100	$241	$184
Cash Available for Distribution (CAFD)[1]	$155	$86	$140	$94

For the second quarter of 2021, the Company reported Net Income of $32 million, Adjusted EBITDA of $365 million, Cash from Operating Activities of $194 million, and CAFD of $155 million. Net Income decreased versus the second quarter of 2020 primarily due to the one-time gain from the divestiture of the Company's residential solar portfolio in the second quarter of 2020. Adjusted EBITDA results in the second quarter of 2021 were higher than 2020 primarily due to the contribution from growth investments, improved renewable energy conditions primarily on the west coast versus last year, and higher volumetric sales at the Thermal segment. In the second quarter of 2021, CAFD results were higher than 2020 primarily due to the Adjusted EBITDA results and the timing of corporate interest payments from the March 2021 refinancing of the 2025 Senior Notes and issuance of 2031 Senior Notes.

COVID-19 Update

Due to the COVID-19 pandemic, the Company has implemented measures and developed corporate and regional response plans to protect its employees and to maintain safe and reliable operations at its facilities. The Company does not currently anticipate any material impact to its financial conditions resulting from the pandemic, however it has seen some degradation in volumetric sales on a weather normalized basis at certain Thermal locations. The Company continues to anticipate that there will be lower volumetric sales on a weather normalized basis at the Thermal segment through 2021.

Operational Performance

Table 4: Selected Operating Results

(MWh and MWht in thousands)	Three Months Ended		Six Months Ended
	6/30/21	6/30/20	6/30/21	6/30/20
Conventional Equivalent Availability Factor[2]	97.2%	95.1%	90.2%	92.0%
Renewables Generation Sold (MWh)[3]	3,370	2,259	5,900	3,934
Thermal Generation Sold (MWh/MWht)	470	406	1,094	1,038

In the second quarter of 2021, availability at the Conventional segment was higher than the second quarter of 2020 primarily due to the timing of outages in 2020. Generation in the Renewables segment during the second quarter of 2021 was 50% higher than the second quarter of 2020 primarily due to the execution of growth investments and improved renewable energy conditions on the west coast during the second quarter of 2021. These growth investments included the acquisition of the 35% interest in Agua Caliente and the additional interest in the Distributed Generation partnerships where results for both are now consolidated due to the resulting change in ownership. Thermal generation sold was 16% higher during the second quarter of 2021 versus last year primarily due to favorable weather conditions for the segment and the effects of the COVID-19 pandemic in 2020.
1 Includes adjustments to reflect CAFD generated by unconsolidated investments that were not able to distribute project dividends prior to PG&E's emergence from bankruptcy on July 1, 2020 and subsequent release post-bankruptcy
2 Excludes unconsolidated projects
3 Generation sold excludes MWh that are reimbursable for economic curtailment

In February 2021, Texas experienced extreme winter weather conditions in which certain of the Company's wind projects were unable to operate and experienced outages due to the weather conditions at that time. Due to this event, and inclusive of amounts related to third party equity investors, the Company recorded a reduction of approximately $50 million in revenue in the first quarter of 2021 to settle obligations for wind facilities during the extreme weather conditions. After factoring in third party equity investor contributions, the cash impact during the first quarter of 2021 was approximately $25 million.

Liquidity and Capital Resources

Table 5: Liquidity

($ millions)	6/30/2021	12/31/2020
Cash and Cash Equivalents:
Clearway Energy, Inc. and Clearway Energy LLC, excluding subsidiaries	$13	$119
Subsidiaries	125	149
Restricted Cash:
Operating accounts	131	73
Reserves, including debt service, distributions, performance obligations and other reserves	201	124
Total Cash	$470	$465
Revolving credit facility availability	340	429
Total Liquidity	$810	$894

Total liquidity as of June 30, 2021 was $810 million, which was $84 million lower than as of December 31, 2020 primarily due to the execution of growth investments and the redemption of the 2025 Senior Notes. This was partially offset by the issuance of the 2031 Senior Notes.

The Company's liquidity includes $332 million of restricted cash as of June 30, 2021. Restricted cash consists primarily of funds to satisfy the requirements of certain debt arrangements and funds held within the Company's projects that are restricted in their use. As of June 30, 2021, these restricted funds were comprised of $131 million designated to fund operating expenses, approximately $38 million designated for current debt service payments, and $130 million of reserves for debt service, performance obligations and other items including capital expenditures. The remaining $33 million is held in distribution reserve accounts.

Potential future sources of liquidity include excess operating cash flow, availability under the revolving credit facility, which stands at $420 million as of July 30, 2021, asset dispositions, and, subject to market conditions, new corporate debt and equity financings.

Growth Investments

Cash Equity Partnership in a 1.6 GW Portfolio

On December 22, 2020, the Company announced agreements providing for Clearway’s co-investment in a 1,204 MW portfolio of renewable energy projects developed by Clearway Group (CEG) consisting of i) 1,012 MW from five geographically diversified wind, solar, and solar plus storage assets under development and ii) the 192 MW Rosamond Central solar project which commenced operations in early 2021. Additionally, the parties amended the existing partnership agreement for the 419 MW Mesquite Star wind project providing the Company an additional 27.51% of the project’s cash flows after the first half of 2031. Approximately 90% of the generation from the projects are contracted with a diverse group of primarily investment grade counterparties and the portfolio has a greater than 14-year blended average contract length. Subject to closing adjustments and the projects achieving certain milestones, the Company now expects to invest approximately $238 million in net corporate capital by the first half of 2023 of which the Company has funded $19 million to date, which is inclusive of a purchase price adjustment of $5 million received concurrent with a partnership agreement amendment for the additional interest in Mesquite Star. Based on the current expected timing of the projects achieving COD, the Company expects, before corporate financing costs, the asset CAFD contribution from the investments to be immaterial in 2021, approximately $9 million in 2022, and $22 million on a 5-year average basis beginning on January 1, 2023.

The assets in the partnership include:4,5

Asset	Project Type	CWEN Cash Allocation	MW4	State	Target Financial Closing
Additional Interest in Mesquite Star[5]	Utility Wind	50%	419	TX	Operating
Rosamond Central	Solar	50%	192	CA	Operating
Mesquite Sky	Utility Wind	50%	345	TX	2H21
Black Rock	Utility Wind	50%	115	WV	2H21
Waiawa	Solar/Storage	50%	36	HI	2H22
Mililani	Solar/Storage	50%	39	HI	2H22
Daggett Solar	Solar/Storage	25%	482	CA	2H22/1H23

Definitive agreements relating to the Daggett project remain subject to certain conditions and the review and approval by CWEN’s Independent Directors.

Pinnacle Wind Repowering

On February 26, 2021, the Company, through an indirect subsidiary, entered into an amended partnership agreement with CEG to repower the Pinnacle Wind Project, a 55 net MW wind facility located in Mineral County, WV. The amended agreement commits the Company to invest an estimated $67 million in net corporate capital, subject to closing adjustments. The existing Pinnacle Wind power purchase agreements will continue to run through 2031. Commercial operations and corporate capital funding for the Pinnacle Wind Repowering Partnership are expected to occur in the second half of 2021.

Right of First Offer (ROFO) Amendment

On August 2, 2021, the Clearway Group (CEG) ROFO Agreement was amended to remove the 100 MW Wildflower utility scale solar project from the ROFO pipeline.

Quarterly Dividend

On July 23, 2021, Clearway Energy, Inc.’s Board of Directors declared a quarterly dividend on Class A and Class C common stock of $0.3345 per share payable on September 15, 2021, to stockholders of record as of September 1, 2021.
Seasonality

Clearway Energy, Inc.’s quarterly operating results are impacted by seasonal factors, as well as weather variability which can impact renewable energy resource and volumetric sales of steam and chilled water at the Thermal segment. Most of the Company's revenues are generated from the months of May through September, as contracted pricing and renewable resources are at their highest levels in the Company’s portfolio. Factors driving the fluctuation in Net Income, Adjusted EBITDA, Cash from Operating Activities, and CAFD include the following:

•Higher summer capacity prices from conventional assets;
•Higher solar insolation during the summer months;
•Higher wind resources during the spring and summer months;
•Debt service payments which are made either quarterly or semi-annually;
•Timing of maintenance capital expenditures and the impact of both unforced and forced outages; and
•Timing of distributions from unconsolidated affiliates

The Company takes into consideration the timing of these factors to ensure sufficient funds are available for distributions and operating activities on a quarterly basis.

4 MW capacity is subject to change prior to COD; excludes 328 MW/1,312 MWh of co-located storage assets at Daggett, Waiawa, and Mililani
5 The 50% cash allocation percentage for Mesquite Star represents CWEN’s total cash allocation percentage in the project inclusive of its September 1, 2020 acquisition of its initial interest in the project.

Financial Guidance and Pro Forma CAFD Outlook

The Company is reiterating its 2021 full year CAFD guidance of $325 million.

2021 financial guidance factors in the contribution of committed growth investments based on current expected closing timelines, the change in cash interest payments due to the issuance of the 2031 Senior Notes and the repayment of the 2025 Senior Notes in March of this year, estimates for potential impacts on Thermal volumes related to the COVID-19 pandemic, and the first quarter 2021 impact from the February 2021 severe weather event in Texas. 2021 CAFD guidance does not factor in the timing of when CAFD is realized from new growth investments pursuant to 5-year averages beyond 2021.

With the effects above, the timing of CAFD realization pursuant to 5-year averages, asset CAFD across all segments being materially in-line with current profiles, the Company is maintaining its pro forma CAFD outlook expectations of approximately $395 million.

Financial guidance and the pro forma CAFD outlook continue to be based on median renewable energy production estimates for the full year.

Earnings Conference Call

On August 3, 2021, Clearway Energy, Inc. will host a conference call at 8:00 a.m. Eastern to discuss these results. Investors, the news media and others may access the live webcast of the conference call and accompanying presentation materials by logging on to Clearway Energy, Inc.’s website at http://www.clearwayenergy.com and clicking on “Presentations & Webcasts” under “Investor Relations.”

About Clearway Energy, Inc.

Clearway Energy, Inc. is one of the largest renewable energy owners in the US with over 4,700 net MW of installed wind and solar generation projects. Clearway Energy’s over 8,000 net MW of assets also includes approximately 2,500 net MW of environmentally-sound, highly efficient natural gas generation facilities as well as a portfolio of district energy systems. Through this environmentally-sound diversified and primarily contracted portfolio, Clearway Energy endeavors to provide its investors with stable and growing dividend income. Clearway Energy’s Class C and Class A common stock are traded on the New York Stock Exchange under the symbols CWEN and CWEN.A, respectively. Clearway Energy, Inc. is sponsored by its controlling investor Global Infrastructure Partners III (GIP), an independent infrastructure fund manager that invests in infrastructure and businesses in both OECD and select emerging market countries, through GIP’s portfolio company, Clearway Energy Group.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, and typically can be identified by the use of words such as “expect,” “estimate,” "target," “anticipate,” “forecast,” “plan,” “outlook,” “believe” and similar terms.  Such forward-looking statements include, but are not limited to, statements regarding the estimated impact of recent weather events on the Company, its operations, its facilities and its financial results, any potential disposition of the Company's Thermal platform, impacts related to COVID-19 or any other pandemic, the benefits of the relationship with Global Infrastructure Partners III (GIP) and GIP’s expertise, the Company’s future relationship and arrangements with GIP and Clearway Energy Group, as well as the Company's dividend expectations, Net Income, Adjusted EBITDA, Cash from Operating Activities, Cash Available for Distribution, the Company’s future revenues, income, indebtedness, capital structure, strategy, plans, expectations, objectives, projected financial performance and/or business results and other future events, and views of economic and market conditions.

Although Clearway Energy, Inc. believes that the expectations are reasonable, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, impacts related to COVID-19 or any other pandemic, general economic conditions, hazards customary in the power industry, weather conditions, including wind and solar performance, competition in wholesale power markets, the volatility of energy and fuel prices, failure of customers to perform under contracts, changes in the wholesale power markets, changes in government regulations, the condition of capital markets generally, the Company's ability to access capital markets, cyber terrorism and inadequate cybersecurity, the ability to engage in successful acquisitions activity, unanticipated outages at its generation facilities, adverse results in current and future litigation, failure to identify, execute or successfully implement acquisitions (including receipt of third party consents and regulatory approvals), the Company's ability to enter into new contracts as existing contracts expire, risk relating to the Company's relationships with GIP and Clearway Energy Group, the Company's ability to acquire assets from GIP, Clearway Energy Group or third parties, the Company's ability to close drop down transactions, and the Company's ability to maintain and grow its quarterly dividends. Furthermore, any dividends are subject to available capital, market conditions, and compliance with associated laws and regulations.

Clearway Energy, Inc. undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The Adjusted EBITDA and Cash Available for Distribution are estimates as of today’s date, August 3, 2021, and are based on assumptions believed to be reasonable as of this date. Clearway Energy, Inc. expressly disclaims any current intention to update such guidance. The foregoing review of factors that could cause Clearway Energy, Inc.’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect Clearway Energy, Inc.’s future results included in Clearway Energy, Inc.’s filings with the Securities and Exchange Commission at www.sec.gov. In addition, Clearway Energy, Inc. makes available free of charge at www.clearwayenergy.com, copies of materials it files with, or furnishes to, the Securities and Exchange Commission.

# # #
Contacts:

Investors:                Media:
    Akil Marsh                Zadie Oleksiw
    investor.relations@clearwayenergy.com    media@clearwayenergy.com
    609-608-1500                202-836-5754

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
(In millions, except per share amounts)	2021	2020	2021	2020
Operating Revenues
Total operating revenues	$380	$329	$617	$587
Operating Costs and Expenses
Cost of operations, exclusive of depreciation, amortization and accretion shown separately below	107	87	217	180
Depreciation, amortization and accretion	128	99	256	201
General and administrative	10	12	20	21
Transaction and integration costs	1	—	3	1
Development costs	1	1	2	2
Total operating costs and expenses	247	199	498	405
Operating Income	133	130	119	182
Other Income (Expense)
Equity in earnings of unconsolidated affiliates	8	16	12	3
Gain on sale of unconsolidated affiliate	—	49	—	49
Other income, net	1	—	2	2
Loss on debt extinguishment	—	—	(42)	(3)
Interest expense	(103)	(93)	(148)	(260)
Total other expense, net	(94)	(28)	(176)	(209)
Income (Loss) Before Income Taxes	39	102	(57)	(27)
Income tax expense (benefit)	7	26	(13)	4
Net Income (Loss)	32	76	(44)	(31)
Less: (Loss) income attributable to noncontrolling interests and redeemable interests	(3)	29	(82)	(49)
Net Income Attributable to Clearway Energy, Inc.	$35	$47	$38	$18
Earnings Per Share Attributable to Clearway Energy, Inc. Class A and Class C Common Stockholders
Weighted average number of Class A common shares outstanding - basic and diluted	35	35	35	35
Weighted average number of Class C common shares outstanding - basic and diluted	82	80	82	79
Earnings per Weighted Average Class A and Class C Common Share - Basic and Diluted	$0.30	$0.41	$0.32	$0.16
Dividends Per Class A Common Share	$0.329	$0.210	$0.658	$0.420
Dividends Per Class C Common Share	$0.329	$0.210	$0.658	$0.420

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
(In millions)	2021	2020	2021	2020
Net Income (Loss)	$32	$76	$(44)	$(31)
Other Comprehensive Income (Loss)
Unrealized gain (loss) on derivatives, net of income tax expense (benefit) of $—, $1, $2 and $(1)	—	4	11	(8)
Other comprehensive income (loss)	—	4	11	(8)
Comprehensive Income (Loss)	32	80	(33)	(39)
Less: Comprehensive (loss) income attributable to noncontrolling interests and redeemable interests	(3)	31	(75)	(53)
Comprehensive Income Attributable to Clearway Energy, Inc.	$35	$49	$42	$14

CLEARWAY ENERGY, INC.
CONSOLIDATED BALANCE SHEETS

(In millions, except shares)	June 30, 2021	December 31, 2020
ASSETS	(unaudited)
Current Assets
Cash and cash equivalents	$138	$268
Restricted cash	332	197
Accounts receivable — trade	203	143
Accounts receivable — affiliates	1	—
Inventory	43	42
Prepayments and other current assets	50	58
Total current assets	767	708
Property, plant and equipment, net	7,537	7,217
Other Assets
Equity investments in affiliates	639	741
Intangible assets for power purchase agreements, net	2,188	1,231
Other intangible assets, net	136	139
Derivative instruments	4	1
Deferred income taxes	117	104
Right of use assets, net	349	337
Other non-current assets	144	114
Total other assets	3,577	2,667
Total Assets	$11,881	$10,592
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$518	$384
Accounts payable — trade	59	72
Accounts payable — affiliates	14	17
Derivative instruments	44	38
Accrued interest expense	55	44
Accrued expenses and other current liabilities	64	79
Total current liabilities	754	634
Other Liabilities
Long-term debt	7,434	6,585
Derivative instruments	145	135
Long-term lease liabilities	361	345
Other non-current liabilities	184	178
Total non-current liabilities	8,124	7,243
Total Liabilities	8,878	7,877
Commitments and Contingencies
Stockholders' Equity
Preferred stock, $0.01 par value; 10,000,000 shares authorized; none issued	—	—
Class A, Class B, Class C and Class D common stock, $0.01 par value; 3,000,000,000 shares authorized (Class A 500,000,000, Class B 500,000,000, Class C 1,000,000,000, Class D 1,000,000,000); 201,836,708 shares issued and outstanding (Class A 34,599,645, Class B 42,738,750, Class C 81,759,563, Class D 42,738,750) at June 30, 2021 and 201,635,990 shares issued and outstanding (Class A 34,599,645, Class B 42,738,750, Class C 81,558,845, Class D 42,738,750) at December 31, 2020	1	1
Additional paid-in capital	1,848	1,922
Accumulated deficit	(46)	(84)
Accumulated other comprehensive loss	(9)	(14)
Noncontrolling interest	1,209	890
Total Stockholders' Equity	3,003	2,715
Total Liabilities and Stockholders' Equity	$11,881	$10,592

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six months ended June 30,
(In millions)	2021	2020
Cash Flows from Operating Activities
Net Loss	$(44)	$(31)
Adjustments to reconcile net loss to net cash provided by operating activities:
Equity in earnings of unconsolidated affiliates	(12)	(3)
Distributions from unconsolidated affiliates	16	10
Depreciation, amortization and accretion	256	201
Amortization of financing costs and debt discounts	7	8
Amortization of intangibles	70	45
Loss on debt extinguishment	42	3
Reduction (increase) in carrying amount of right-of-use assets	5	(1)
Gain on sale of unconsolidated affiliate	—	(49)
Changes in deferred income taxes	(13)	4
Changes in derivative instruments	20	100
Cash used in changes in other working capital
Changes in prepaid and accrued liabilities for tolling agreements	(76)	(77)
Changes in other working capital	(30)	(26)
Net Cash Provided by Operating Activities	241	184
Cash Flows from Investing Activities
Acquisitions, net of cash acquired	(211)	—
Acquisition of Drop Down Asset	(132)	—
Consolidation of DGPV Holdco 3 LLC	—	17
Capital expenditures	(93)	(83)
Asset purchase from affiliate	(21)	—
Return of investment from unconsolidated affiliates	20	23
Investments in unconsolidated affiliates	—	(10)
Cash receipts from notes receivable	4	—
Proceeds from sale of assets	—	90
Other	13	3
Net Cash (Used in) Provided by Investing Activities	(420)	40
Cash Flows from Financing Activities
Net contributions from noncontrolling interests	265	154
Buyout of Repowering Partnership II LLC noncontrolling interest	—	(70)
Net proceeds from the issuance of common stock	—	38
Payments of dividends and distributions	(132)	(84)
Payments of debt issuance costs	(13)	(2)
Proceeds from the revolving credit facility	300	265
Payments for the revolving credit facility	(233)	(265)
Proceeds from the issuance of long-term debt	1,016	286
Payments for long-term debt	(1,028)	(547)
Other	9	—
Net Cash Provided by (Used in) Financing Activities	184	(225)
Net Increase (Decrease) in Cash, Cash Equivalents and Restricted Cash	5	(1)
Cash, Cash Equivalents and Restricted Cash at beginning of period	465	417
Cash, Cash Equivalents and Restricted Cash at end of period	$470	$416

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
For the Six Months Ended June 30, 2021
(Unaudited)

(In millions)	Preferred Stock	Common Stock	Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Noncontrolling Interest	Total Stockholders' Equity
Balances at December 31, 2020	$—	$1	$1,922	$(84)	$(14)	$890	$2,715
Net income (loss)	—	—	—	3	—	(81)	(78)
Unrealized gain on derivatives, net of tax	—	—	—	—	4	7	11
Contributions from CEG, non-cash	—	—	—	—	—	27	27
Contributions from CEG, cash	—	—	—	—	—	103	103
Contributions from noncontrolling interests, net of distributions, cash	—	—	—	—	—	126	126
Agua Caliente acquisition	—	—	—	—	—	273	273
Rattlesnake Drop Down	—	—	—	—	—	(118)	(118)
Non-cash adjustments for change in tax basis	—	—	2	—	—	—	2
Dividends to common stockholders and distributions to CEG	—	—	(38)	—	—	(28)	(66)
Balances at March 31, 2021	$—	$1	$1,886	$(81)	$(10)	$1,199	$2,995
Net income (loss)	—	—	—	35	—	(4)	31
Unrealized gain (loss) on derivatives, net of tax	—	—	—	—	1	(1)	—
Contributions from CEG, non-cash	—	—	—	—	—	3	3
Contributions from CEG, cash	—	—	—	—	—	1	1
Contributions from noncontrolling interests, net of distributions, cash	—	—	—	—	—	38	38
Stock-based compensation	—	—	1	—	—	—	1
Rattlesnake Drop Down	—	—	—	—	—	1	1
Non-cash adjustments for change in tax basis	—	—	(1)	—	—	—	(1)
Dividends to common stockholders and distributions to CEG	—	—	(38)	—	—	(28)	(66)
Balances at June 30, 2021	$—	$1	$1,848	$(46)	$(9)	$1,209	$3,003

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
For the Six Months Ended June 30, 2020
(Unaudited)

(In millions)	Preferred Stock	Common Stock	Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Non-controlling Interest	Total Stockholders' Equity
Balances at December 31, 2019	$—	$1	$1,936	$(72)	$(15)	$413	$2,263
Net loss	—	—	—	(29)	—	(78)	(107)
Unrealized loss on derivatives, net of tax	—	—	—	—	(6)	(6)	(12)
Contributions from CEG, cash	—	—	—	—	—	4	4
Contributions from noncontrolling interests, net of distributions, cash	—	—	—	—	—	150	150
Net proceeds from the issuance of common stock under the ATM Program	—	—	10	—	—	—	10
Distributions to noncontrolling interests, non-cash	—	—	—	—	—	(2)	(2)
Dividends to common stockholders and distributions to CEG	—	—	(24)	—	—	(18)	(42)
Balances at March 31, 2020	$—	$1	$1,922	$(101)	$(21)	$463	$2,264
Net Income	—	—	—	47	—	29	76
Unrealized gain on derivatives, net of tax	—	—	—	—	2	2	4
Contributions from CEG, non-cash	—	—	—	—	—	8	8
Contributions from CEG, cash	—	—	—	—	—	2	2
Distributions from noncontrolling interests, net of contribution, cash	—	—	—	—	—	(3)	(3)
Consolidation of DGPV Holdco 3	—	—	—	—	—	(43)	(43)
Buyout of Repowering Partnership II LLC noncontrolling interest	—	—	—	—	—	(70)	(70)
Stock-based compensation	—	—	1	—	—	—	1
Non-cash adjustment for change in tax basis	—	—	7	—	—	—	7
Net proceeds from the issuance of common stock under the ATM Program	—	—	28	—	—	—	28
Dividends to common stockholders and distributions to CEG	—	—	(24)	—	—	(18)	(42)
Balances at June 30, 2020	$—	$1	$1,934	$(54)	$(19)	$370	$2,232

Appendix Table A-1: Three Months Ended June 30, 2021, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Conventional	Renewables	Thermal	Corporate	Total
Net Income (Loss)	$40	$27	$6	$(41)	$32
Plus:
Income Tax Expense	—	—	—	7	7
Interest Expense, net	16	58	4	25	103
Depreciation, Amortization, and ARO	31	89	8	—	128
Contract Amortization	6	30	1	—	37
Mark to Market (MtM) Losses on economic hedges	—	31	—	—	31
Transaction and integration costs	—	—	—	1	1
Other non-recurring charges	—	1	—	—	1
Adjustments to reflect CWEN’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	3	21	—	—	24
Non-Cash Equity Compensation	—	—	—	1	1
Adjusted EBITDA	$96	$257	$19	$(7)	$365

Appendix Table A-2: Three Months Ended June 30, 2020, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Conventional	Renewables	Thermal	Corporate	Total
Net Income (Loss)	$31	$54	$1	$(10)	$76
Plus:
Income Tax Expense	—	—	—	26	26
Interest Expense, net	22	42	5	24	93
Depreciation, Amortization, and ARO	33	59	7	—	99
Contract Amortization	6	16	—	—	22
Mark to Market (MtM) Losses on economic hedges	—	3	—	—	3
Other non-recurring charges	—	—	(1)	(47)	(48)
Adjustments to reflect CWEN’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	4	40	—	—	44
Non-Cash Equity Compensation	—	—	—	1	1
Adjusted EBITDA	$96	$214	$12	$(6)	$316

Appendix Table A-3: Six Months Ended June 30, 2021, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

	Conventional	Renewables	Thermal	Corporate	Total
Net Income (Loss)	$73	$(29)	$10	$(98)	$(44)
Plus:
Income Tax Benefit	—	—	—	(13)	(13)
Interest Expense, net	27	62	9	50	148
Depreciation, Amortization, and ARO	65	176	15	—	256
Contract Amortization	12	55	2	—	69
Loss on Debt Extinguishment	—	1	—	41	42
Mark to Market (MtM) Losses on Economic Hedges	—	55	—	—	55
Transaction and Integration costs	—	—	—	3	3
Other Non-recurring Charges	—	1	—	—	1
Adjustments to reflect CWEN’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	6	39	—	—	45
Non-Cash Equity Compensation	—	—	—	1	1
Adjusted EBITDA	$183	$360	$36	$(16)	$563

Appendix Table A-4: Six Months Ended June 30, 2020, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

	Conventional	Renewables	Thermal	Corporate	Total
Net Income (Loss)	$49	$(60)	$3	$(23)	$(31)
Plus:
Income Tax Expense	—	—	—	4	4
Interest Expense, net	52	151	10	47	260
Depreciation, Amortization, and ARO	66	121	14	—	201
Contract Amortization	12	31	1	—	44
Loss on Debt Extinguishment	—	—	—	3	3
Mark to Market (MtM) Losses on economic hedges	—	8	—	—	8
Transaction and Integration costs	—	—	—	1	1
Other Non-recurring Charges	—	—	1	(47)	(46)
Adjustments to reflect CWEN’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	7	89	—	—	96
Non-Cash Equity Compensation	—	—	—	1	1
Adjusted EBITDA	$186	$340	$29	$(14)	$541

Appendix Table A-5: Cash Available for Distribution Reconciliation
The following table summarizes the calculation of Cash Available for Distribution and provides a reconciliation to Cash from Operating Activities:

	Three Months Ended		Six Months Ended
($ in millions)	6/30/21	6/30/20	6/30/21	6/30/20
Adjusted EBITDA	$365	$316	$563	$541
Cash interest paid	(72)	(83)	(165)	(147)
Changes in prepaid and accrued liabilities for tolling agreements	(32)	(32)	(76)	(77)
Pro-rata Adjusted EBITDA from unconsolidated affiliates	(32)	(61)	(57)	(100)
Distributions from unconsolidated affiliates	3	5	16	10
Changes in working capital and other	(38)	(45)	(40)	(43)
Cash from Operating Activities	194	100	241	184
Changes in working capital and other	38	45	40	43
Development Expenses[6]	1	1	2	2
Return of investment from unconsolidated affiliates	12	11	20	23
Net contributions (to)/from non-controlling interest[7]	(12)	(3)	15	(3)
Maintenance capital expenditures	(6)	(6)	(12)	(14)
Principal amortization of indebtedness[8]	(72)	(66)	(166)	(153)
Adjustments to reflect CAFD generated by unconsolidated investments that are unable to distribute project dividends due to the PG&E bankruptcy	—	4	—	12
Cash Available for Distribution	$155	$86	$140	$94

6 Primarily relates to Thermal Development Expenses
7 2021 excludes $107 million of contributions related to funding of Rattlesnake; 2020 excludes $152 million of contributions relating to funding of Repowering 1.0 Partnership
8 2021 excludes $868 million total consideration for the redemption of Corporate Notes and revolver payments, $52 million in connection with Pinnacle repowering; 2020 excludes $260 million for the repayment of construction financing in connection with the Repowering 1.0 Partnership and $135 million total consideration for the redemption of Corporate Notes

Appendix Table A-6: Six Months Ended June 30, 2021, Sources and Uses of Liquidity
The following table summarizes the sources and uses of liquidity in 2021:

Six Months Ended
($ in millions)	6/30/21
Sources:
Proceeds from the issuance of long-term debt	1,016
Proceeds from the revolving credit facility	300
Net contributions from non-controlling interests	265
Net cash provided by operating activities	241
Return of investment from unconsolidated affiliates	20
Other net cash inflows	5

Uses:
Payments for long-term debt	(1,028)
Payments for the revolving credit facility	(233)
Acquisitions, net of cash acquired	(211)
Acquisition of Drop Down Asset	(132)
Payment of dividends and distributions	(132)
Capital expenditures	(93)
Payments of debt issuance costs	(13)

Change in total cash, cash equivalents, and restricted cash	$5

Appendix Table A-7: Adjusted EBITDA and Cash Available for Distribution Guidance

($ in millions)	2021 Full Year Guidance	Pro Forma CAFD Outlook
Net Income	$120	$265
Income Tax Expense	20	45
Interest Expense, net	365	345
Depreciation, Amortization, and ARO Expense	600	600
Adjustment to reflect CWEN share of Adjusted EBITDA in unconsolidated affiliates	75	75
Non-Cash Equity Compensation	5	5
Adjusted EBITDA	1,185	1,335
Cash interest paid	(347)	(338)
Changes in prepaid and accrued liabilities for tolling agreements	5	10
Adjustment to reflect sale-type lease[9]	(7)	6
Pro-rata Adjusted EBITDA from unconsolidated affiliates	(119)	(116)
Cash distributions from unconsolidated affiliates[10]	81	81
Income Tax Payment	(1)	—
Cash from Operating Activities	797	978
Development Expense[11]	5	5
Net distributions to non-controlling interest[12]	(33)	(99)
Maintenance capital expenditures	(28)	(33)
Principal amortization of indebtedness	(416)	(456)
Cash Available for Distribution	$325	$395
Add Back: Principal amortization of indebtedness	416	456
Adjusted Cash from Operations	741	851

9 Adjustment to reflect cash generated from sales-type lease projects
10 Distribution from unconsolidated affiliates can be classified as Return of Investment on Unconsolidated Affiliates when actuals are reported. This is below cash from operating activities
11 Primarily relates to Thermal Development Expenses
12 Includes tax equity proceeds and distributions to tax equity partners

Appendix Table A-8: Growth Investments 5 Year Average CAFD

($ in millions)	Co-Investment in 1.6GW Portfolio - 2022	Co-Investment in 1.6GW Portfolio 5 Year Ave. - 2023-2027
Net Income	$21	$76
Interest Expense, net	3	16
Depreciation, Amortization, and ARO Expense	7	8
Adjusted EBITDA	31	100
Cash interest paid	(3)	(16)
Cash from Operating Activities	28	84
Net distributions from non-controlling interest	(16)	(41)
Maintenance capital expenditures	—	(3)
Principal amortization of indebtedness	(3)	(18)
Estimated Cash Available for Distribution	$9	$22

Non-GAAP Financial Information

EBITDA and Adjusted EBITDA

EBITDA, Adjusted EBITDA, and Cash Available for Distribution (CAFD) are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of non-GAAP financial measures should not be construed as an inference that Clearway Energy’s future results will be unaffected by unusual or non-recurring items.

EBITDA represents net income before interest (including loss on debt extinguishment), taxes, depreciation and amortization. EBITDA is presented because Clearway Energy considers it an important supplemental measure of its performance and believes debt and equity holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:
•EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;
•EBITDA does not reflect changes in, or cash requirements for, working capital needs;
•EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and
•Other companies in this industry may calculate EBITDA differently than Clearway Energy does, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of Clearway Energy’s business. Clearway Energy compensates for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only supplementally. See the statements of cash flow included in the financial statements that are a part of this news release.

Adjusted EBITDA is presented as a further supplemental measure of operating performance. Adjusted EBITDA represents EBITDA adjusted for mark-to-market gains or losses, non-cash equity compensation expense, asset write offs and impairments; and factors which we do not consider indicative of future operating performance such as transition and integration related costs. The reader is encouraged to evaluate each adjustment and the reasons Clearway Energy considers it appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted EBITDA, the reader should be aware that in the future Clearway Energy may incur expenses similar to the adjustments in this news release.

Management believes Adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. This measure is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired.

Additionally, Management believes that investors commonly adjust EBITDA information to eliminate the effect of restructuring and other expenses, which vary widely from company to company and impair comparability. As we define it, Adjusted EBITDA represents EBITDA adjusted for the effects of impairment losses, gains or losses on sales, non-cash equity compensation expense, dispositions or retirements of assets, any mark-to-market gains or losses from accounting for derivatives, adjustments to exclude gains or losses on the repurchase, modification or extinguishment of debt, and any extraordinary, unusual or non-recurring items plus adjustments to reflect the Adjusted EBITDA from our unconsolidated investments. We adjust for these items in our Adjusted EBITDA as our management believes that these items would distort their ability to efficiently view and assess our core operating trends.

In summary, our management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to readily view operating trends, as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations, and in communications with our Board of Directors, shareholders, creditors, analysts and investors concerning our financial performance.

Cash Available for Distribution

A non-GAAP measure, Cash Available for Distribution is defined as of June 30, 2021 as Adjusted EBITDA plus cash distributions/return of investment from unconsolidated affiliates, adjustments to reflect CAFD generated by unconsolidated investments that were not able to distribute project dividends prior to PG&E's emergence from bankruptcy on July 1, 2020 and subsequent release post-bankruptcy, cash receipts from notes receivable, cash distributions from noncontrolling interests, adjustments to reflect sales-type lease cash payments, less cash distributions to noncontrolling interests, maintenance capital expenditures, pro-rata Adjusted EBITDA from unconsolidated affiliates, cash interest paid, income taxes paid, principal amortization of indebtedness, changes in prepaid and accrued capacity payments, and adjusted for development expenses. Management believes CAFD is a relevant supplemental measure of the Company’s ability to earn and distribute cash returns to investors.

We believe CAFD is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of our ability to make quarterly distributions. In addition, CAFD is used by our management team for determining future acquisitions and managing our growth. The GAAP measure most directly comparable to CAFD is cash provided by operating activities.

However, CAFD has limitations as an analytical tool because it does not include changes in operating assets and liabilities and excludes the effect of certain other cash flow items, all of which could have a material effect on our financial condition and results from operations. CAFD is a non-GAAP measure and should not be considered an alternative to cash provided by operating activities or any other performance or liquidity measure determined in accordance with GAAP, nor is it indicative of funds available to fund our cash needs. In addition, our calculations of CAFD are not necessarily comparable to CAFD as calculated by other companies. Investors should not rely on these measures as a substitute for any GAAP measure, including cash provided by operating activities.